EXHIBIT 24.1

POWER OF ATTORNEY FOR REGISTRATION STATEMENT OF
GOLDEN CREDIT CARD GP INC.,

as general partner of

GOLDEN CREDIT CARD LIMITED PARTNERSHIP
COVERING CREDIT CARD RECEIVABLES BACKED SECURITIES

EACH OF THE UNDERSIGNED PERSONS appoints each of Boris Kogut and Ken Mason as his or her attorney and agent to do any and all acts and things and execute in his or her name (whether on behalf of GOLDEN CREDIT CARD GP INC., or as an officer or director of GOLDEN CREDIT CARD GP INC.) on all documents the attorney and agent determines is necessary or advisable to enable GOLDEN CREDIT CARD GP INC., as the general partner of GOLDEN CREDIT CARD LIMITED PARTNERSHIP, to comply with the Securities Act of 1933, as amended, and any requirements of the U.S. Securities and Exchange Commission, in connection with a Registration Statement and any and all amendments (including post-effective amendments) to the Registration Statement, including the power and authority to sign his or her name to that Registration Statement and to any amendments to the Registration Statement or any of the exhibits or schedules or the Prospectus to be filed with the U.S. Securities and Exchange Commission, and to file the same with the U.S. Securities and Exchange Commission. Each of the undersigned ratifies and confirms all actions of the attorney and agent taken under this power of attorney. The attorney and agent will have, and may exercise, all the powers given by this power of attorney.

EXECUTED on March 14, 2024.

/s/ Boris Kogut	/s/ Ken Mason
Boris Kogut	Ken Mason

/s/ Athena Varmazis	/s/ Vincent Lau
Athena Varmazis	Vincent Lau

/s/ Michael Lynch
Michael Lynch

Golden Credit Card GP Inc.
14th Floor, 155 Wellington Street West

Toronto, Ontario, M5V 3K7

I, Om Sangekar, am the Corporate Secretary of Golden Credit Card GP Inc. (the "Company") and do certify that the attached resolutions were duly adopted by unanimous written consent of the board of directors of the Company on February 1, 2023 and those resolutions have not been amended, rescinded or otherwise modified.

EXECUTED as of March 14, 2024.

/s/ Om Sangekar
Om Sangekar
Corporate Secretary

Nicole Candido, as an Assistant Corporate Secretary of the Company, certifies that Om Sangekar is the duly elected and qualified Corporate Secretary of the Company and that the signature above is his signature.

EXECUTED as of March 14, 2024.

/s/ Nicole Candido
Nicole Candido
Assistant Corporate Secretary

GOLDEN CREDIT CARD GP INC.
(the “Corporation”)

RESOLUTIONS IN WRITING OF THE BOARD OF DIRECTORS

RESOLVED:

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SECURITIZATION AGREEMENTS

THAT the Board of Directors of the Corporation, in its capacity as Managing GP of the Partnership, has determined that it is in the best interest of the Partnership and its partners that the Corporation, in its capacity as Managing GP of the Partnership, enter into and perform obligations as “depositor” (as such term is defined in the United States Securities Act of 1933, as amended (the "Securities Act")) in connection with transactions involving the purchase from Royal Bank of Canada and sale to Golden Credit Card Trust (the “Trust”) of co-ownership interests in a pool of credit card receivables originated and serviced by Royal Bank of Canada in an amount not to exceed $15,000,000,000 outstanding at any given time and the issuance of asset-backed notes by the Trust to fund such purchase (“Securitization Transactions”) and, in connection therewith, enter into Series Purchase Agreements, Distribution Notices, Series Co-Ownership Assignment Agreements, Asset Representations Review Agreements and Securities Purchase Agreements (collectively, the “Securitization Agreements”).

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THAT any two directors or officers of the Corporation acting together, or any one director together with any one officer, are authorized and directed on behalf of the Corporation, in its own capacity and in its capacity as Managing GP of the Partnership, under the corporate seal or otherwise, to execute and deliver the Securitization Agreements with such additions or amendments as the person executing the Securitization Agreements may deem expedient and that the approval of the persons executing the Securitization Agreements of any addition or amendment in the Securitization Agreements shall be conclusively proved by their execution of the Securitization Agreements and to execute and deliver all such instruments, agreements and other documents and take such further and other action as in such officer’s or director’s opinion may be necessary or desirable to complete the transactions hereby approved and authorized, including any assignments in support of universality for the purposes of the Province of Quebec.

THAT in connection with any Securitization Transactions, the Corporation is authorized, in its own capacity and in its capacity as Managing GP of the Partnership, to participate in the issuance and sale, through the Trust notes, certificates or other securities in one or more classes and/or series (the “Asset Backed Securities”), collateralized or backed by or representing an interest in, directly or indirectly, the co-ownership interests in a pool of credit card receivables originated and serviced by Royal Bank of Canada, in one or more private or public offerings (each, an “Offering”) in Canada, the United States or any foreign country.

UNITED STATES REGISTRATION OF THE PROGRAM FOR ISSUANCE OF CREDIT CARD RECEIVABLES-BACKED SECURITIES

THAT any two directors or officers of the Corporation acting together, or any one director together with any one officer, is authorized, on behalf of the Corporation or in its capacity as Managing GP, as applicable, to prepare, execute and cause to be filed with the Securities and Exchange Commission (the "SEC"), one or more registration statements on Form SF-3 (each, a “Registration Statement"), for the purpose of registering under the United States Securities Act of 1933, as amended (the "Securities Act"), for sale at any time or from time to time in the future, Asset Backed Securities with such changes as any officer or director executing the same may approve, as conclusively evidenced by his or her execution thereof.

THAT any two directors or officers of the Corporation acting together, or any one director together with any one officer of the Corporation, may execute and cause to be filed with the SEC, at any time or from time to time in the future, any and all amendments (including, without limitation, pre-effective and post-effective amendments) and any subsequent registration statements pursuant to Rule 462(b) under the Securities Act and any amendment or amendments thereto or supplements to such Registration Statement and any prospectus included therein and any additional documents (including but not limited to trust indentures and any supplements thereto, series purchase agreements, underwriting or agency agreements and any exhibits to the Registration Statement) that any said officer may deem necessary or desirable with respect to the registration and offering of the Asset Backed Securities, such amendments, supplements and other documents to be in such form as the officer(s) executing the same or the Registration Statement may approve, as conclusively evidenced by his or her execution thereof.

THAT any preliminary prospectuses (each, a "Preliminary Prospectus"), relating to any proposed offering, issue and sale of the Asset Backed Securities and any final prospectuses (each, a "Final Prospectus") substantially in the form of the Preliminary Prospectus with any amendment or amendments thereto that any officer or director of the Corporation may deem necessary or desirable with respect to the registration and offering of the Asset Backed Securities, are approved.

THAT any two directors or officers of the Corporation acting together, or any one director together with any one officer of the Corporation, are authorized, in the name and on behalf of the Corporation, or in its capacity as Managing GP, as applicable, to appoint an agent for service of process under the Securities Act in connection with any such Registration Statement and any and all amendments (including, without limitation, post-effective amendments) and supplements thereto, with all the powers incident to such appointment.

THAT any director or officer of the Corporation who may be required to sign and execute any Registration Statement or amendment or supplement thereto be, and hereby is, authorized to execute a power of attorney appointing the persons designated therein his or her true and lawful attorney to sign in his or her name, place and stead in any such capacity the Registration Statement or any amendment or supplement thereto, and to file the same with the SEC, and to have full power and authority to do and perform, in the name and on behalf of each of said director or officer who shall have executed such power of attorney, every act whatsoever that such attorney may deem necessary, appropriate or desirable to be done in connection therewith as fully and to all intents and purposes as such officers or directors might or could do in person.

THAT any two directors or officers of the Corporation acting together, or any one director together with and any one officer of the Corporation, in the name and on behalf of the Corporation or in the capacity of Managing GP, as applicable, are authorized to take any and all action that they may deem necessary or desirable in order to effect the registration or qualification (or exemption therefrom) of any of the Asset Backed Securities for issue, offer, sale or trade under the Blue Sky or securities laws of any of the States of the United States of America or any other jurisdiction deemed by such director or officer to be desirable and in connection therewith to execute, acknowledge, verify, deliver, file or cause to be published any applications, reports, consents to service of process, appointments of attorneys to receive service of process, and other papers, documents and instruments as may be required under such laws and to take any and all further action as he or she deems necessary or advisable in order to maintain any such registration or qualification (or exemption) for as long as he or she deems necessary or advisable or as may be required by law.

THAT any two directors or officers of the Corporation acting together, or any one director together with any one officer of the Corporation, are authorized, in the name and on behalf of the Corporation or in the capacity of Managing GP, as applicable, to make application to such securities exchange or exchanges as they shall deem necessary or appropriate for the listing thereon of any of the Asset Backed Securities and to prepare, execute and file an application or applications for such listing and any and all amendments thereto and any additional certificates, documents, letters and other instruments that any said directors and officers may deem necessary or desirable; that any director or officer of the Corporation, or such other person as any said director or officer may designate in writing, be, and each of them hereby is, authorized to appear before any official or officials or before any body of any such exchange, with authority to make such changes in such applications, amendments, certificates, documents, letters and other instruments and to execute and deliver such agreements relative thereto, including, without limitation, listing agreements, fee agreements and indemnity agreements as any one of them may deem necessary or desirable in order to comply with the requirements of any such exchange or to effect such listing.

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